Exhibit 21

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Our principal subsidiaries as of December 31, 2008, are listed below. All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary under Rule 1-02(w) of Regulation S-X.

Company Name	State (U.S.)
Cabell Eanes, LLC	Virginia
Campbell Mithun, Inc.	Delaware
Campbell-Ewald Company	Delaware
Carmichael Lynch, Inc.	Minnesota
CMGRP, Inc.	New York
Dailey & Associates, Inc.	California
Deutsch Inc.	New York
Draftfcb, Inc.	Delaware
Gillespie, Inc.	New Jersey
Global Event Marketing & Management (GEMM) Inc.	Delaware
Golin/Harris International, Inc.	Virginia
Hill, Holliday, Connors, Cosmopulos, Inc.	Delaware
ID Media, Inc.	Delaware
IPG GIS US, Inc.	Delaware
Jack Morton Worldwide, Inc.	Delaware
Kaleidoscope Sports & Entertainment L.L.C.	Delaware
Lowe & Partners Worldwide, Inc.	Delaware
McCann Relationship Marketing, Inc.	New York
McCann-Erickson Marketing, Inc.	New York
McCann-Erickson USA, Inc.	Delaware
McCann-Erickson Worldwide, Inc.	Delaware
Mediabrands Worldwide, Inc.	California
Momentum-NA, Inc.	Colorado
Mullen Communications, Inc.	Massachusetts
Octagon, Inc.	Florida
R/GA Media Group, Inc.	Delaware
The Botway Group, Ltd.	Delaware
The Interpublic Group of Companies, Inc.	Delaware
True North Communications, Inc.	Delaware
True North Holdings (Asia Pacific) Inc.	Delaware
True North Holdings (Latin America), Inc.	Delaware
Wahlstrom Group LLC	Delaware

Company Name	Country
166 Productions Pty Limited	Australia
Initiative Media Australia Pty Ltd	Australia
McCann Worldgroup Pty Limited	Australia
Middle East Communication Networks Holding Company WLL	Bahrain
McCann-Erickson S.A.	Belgium
Mediabrands Belgium S.A.	Belgium
Universal Media N.V.	Belgium
Borghierh Lowe Propaganda e Marketing Ltda	Brazil
Giovanni+Draftfcb S.A.	Brazil
Harrison Comunicacoes Ltda	Brazil
Draftfcb Canada Inc.	Canada
Fuel Advertising, Inc.	Canada
Initiative Media Worldwide, Inc. — Canadian BRANCH	Canada
MacLaren McCann Canada Inc.	Canada
Media — I.D.A. Vision Inc.	Canada
The Interpublic Group of Companies Canada, Inc.	Canada
McCann-Erickson (China) Ltd.	China
Connectium ApS	Denmark

Company Name	Country
Initiative Paris S.A.S.	France
Ligne Directe Sarl	France
McCann-Erickson France SAS	France
McCann-Erickson Paris SAS	France
CMGRP Deutschland GmbH	Germany
Creative Media Services GmbH	Germany
M.E.C.H. The Communications House Berlin GmbH	Germany
McCann-Erickson Deutschland GmbH & Co Management Property KG	Germany
Universal McCann GmbH	Germany
Brand Connection Media Advertisements — Studies — Services S.A.	Greece
McCann-Erickson Advertising Commercial S.A.	Greece
Associated Corporate Consultants (India) Pvt Limited	India
Draftfcb-Ulka Advertising Private Limited	India
Lintas India Private Limited	India
Advertising School Ltd	Israel
Draftfcb Srl	Italy
Initiative Media Milano SpA	Italy
IT Interactive Touch S.r.l.	Italy
ACTS Inc	Japan
IPG Japan K.K.	Japan
Universal McCann Inc Korea	Korea, Republic of
Interpublic Group of Companies Holding (Luxembourg) S.a.r.l.	Luxembourg
Advertisement And Communication Services (Mauritius) Limited	Mauritius
Brandconnection B.V.	Netherlands
Universal Media B.V.	Netherlands
Brand Connection AS	Norway
Initiative Universal Media AS	Norway
Fintec Holdings Inc	Philippines
Brand Connection Sp. z.o.o.	Poland
Universal McCann Sp. z.o.o.	Poland
Brand Connection, Actividades Publicitarias, Lda.	Portugal
Megameios — Publicidade E Meios, A.C.E.	Portugal
B.V. McCann-Erickson S.R.L.	Romania
Draftfcb South Africa Holdings (Pty) Ltd	South Africa
Iniciativas de Medios, S.A.	Spain
Magna Global S.A.	Spain
McCann Erickson S.A.	Spain
Universal McCann, S.A.	Spain
McCann Nordic Aktiebolag	Sweden
Interpublic Group Sweden AB	Sweden
IPG Mediabrands Limited	Thailand
McCann-Media Planlama ve Dagitim A.S.	Turkey
Brand Connection (Branch of Frontline Marketing LLC) BRANCH	United Arab Emirates
AMS Advanced Marketing Services Limited	United Kingdom
BSMG Worldwide (Europe) Limited	United Kingdom
Caudex Medical (Abingdon) Ltd	United Kingdom
CMGRP UK Limited	United Kingdom
Creation Communications Design Limited (In Liq)	United Kingdom
Draftfcb London Limited	United Kingdom
International Poster Management Limited	United Kingdom
Lowe & Partners Worldwide Limited	United Kingdom
McCann Erickson Communications House Limited	United Kingdom
McCann-Erickson Advertising Limited	United Kingdom
McCann-Erickson Central Limited	United Kingdom
McCann-Erickson EMEA Limited	United Kingdom
Mediabrands International Limited	United Kingdom
True North Holdings (United Kingdom) Limited	United Kingdom